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                                                                      EXHIBIT 21
                               GENSYM CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                               JURISDICTION OF
                               NAME                             INCORPORATION
                               ----                            ---------------
      Gensym International Corporation...................... Delaware
      Gensym Securities Corporation......................... Massachusetts
      Gensym FSC............................................ U.S. Virgin Islands
      Gensym B.V. .......................................... The Netherlands
      Gensym Canada Ltd. ................................... Canada
      Gensym GmbH........................................... Germany
      Gensym S.A. .......................................... France
      Gensym Ltd. .......................................... United Kingdom
      Gensym Srl............................................ Italy
      Gensym MENA........................................... Tunisia
      Gensym AB............................................. Sweden
      Gensym Japan Corporation.............................. Japan
      Gensym Asia Pacific Pte, Ltd. ........................ Singapore
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